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                                                                    EXHIBIT 4.7



                              CERTIFICATE OF TRUST
                                       OF
                        EL PASO ENERGY CAPITAL TRUST III

         This Certificate of Trust is being executed as of December 10, 1997 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act") .

         The undersigned hereby certifies as follows:

         1. Name. The name of the business trust is "El Paso Energy Capital Trust III" (the "Trust").

         2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                             Chase Manhattan Bank Delaware
                             1201 Market Street
                             Wilmington, Delaware 19801

         3. Effectiveness. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.


         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the date and year first above written.

                                                  /s/  H. BRENT AUSTIN
                                           ------------------------------------
                                             Name: H. Brent Austin
                                                as Administrative Trustee

                                                  /s/  WAYNE ALLRED
                                           ------------------------------------
                                             Name: Wayne Allred
                                                as Administrative Trustee

                                                   /s/ JEFFREY I. BEASON
                                           ------------------------------------
                                             Name: Jeffrey I. Beason
                                                as Administrative Trustee




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                                        CHASE MANHATTAN BANK DELAWARE
                                         not in its individual capacity
                                          but solely as a trustee of the
                                           Trust

                                        By: /s/ John J. Cashin
                                           ------------------------------------
                                             Name:  John J. Cashin
                                             Title: Vice-President


                                        EL PASO NATURAL GAS COMPANY as Sponsor


                                        By: /s/ H. Brent Austin
                                           ------------------------------------
                                             Name:  H. Brent Austin
                                             Title: Executive Vice President
                                                    and Chief Financial Officer